UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2019

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

On July 26, 2019, Alkermes Pharma Ireland Limited, on behalf of itself and its affiliates (“APIL”), a subsidiary of Alkermes plc, and Amneal Pharmaceuticals LLC, on behalf of itself and its affiliates (“Amneal”) entered into a settlement and license agreement (the “Settlement Agreement”) to resolve Amneal’s inter partes review (“IPR”) petition with the Patent Trial and Appeal Board of the U.S. Patent and Trademark Office challenging the validity of U.S. Patent Number 7,919,499 (the “’499 Patent”), which is an Orange Book-listed patent for VIVITROL® (naltrexone for extended-release injectable suspension) that expires in 2029.

Under the terms of the Settlement Agreement, the parties agreed to file a joint motion to terminate the IPR, and APIL granted Amneal a non-exclusive, non-transferable, royalty-free license under certain patents, including the ’499 Patent, to market and sell a generic formulation of VIVITROL in the U.S. beginning sometime in 2028 or earlier under certain circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: July 29, 2019	By:	/s/ David J. Gaffin
David J. Gaffin
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

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